UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2023

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

8229 Boone Blvd. #802

Vienna, VA 22182

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:   (703) 506-9460

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 11, 2023, the Company issued a press release, filed as Exhibit 99, concerning an oral presentation that was delivered at the American Head and Neck Cancer Society’s (AHNS) 11th Annual International Conference on Head and Neck Cancer in Montreal, Canada. The presentation is titled “Tumor cell PD-L1 biomarker confirms Leukocyte Interleukin Injection (LI) treatment (Tx) survival outcome advantage in naïve locally advanced primary head & neck squamous cell carcinoma (SCCHN), the IT-MATTERS Study”. Data presented were from the Company’s pivotal Phase 3 study in newly diagnosed locally advanced squamous cell carcinoma of the head and neck.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99	Press Release re. AHNS Presentation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2023

CEL-SCI CORPORATION

By:	/s/ Patricia Prichep
Patricia B. Prichep
Senior Vice President of Operations

3